NEWBRIDGE BANCORP

IMPORTANT SPECIAL MEETING INFORMATION

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 PM Eastern Time on February 22, 2016 and February 20, 2016 if you are a participant in the 401(k) Plan.

Vote by Internet

- Go to **www.investorvote.com/nbbc**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors of NewBridge Bancorp ("NewBridge") recommends a vote FOR each of the Proposals listed below.

	For	Against	Abstain
1. NewBridge Merger Proposal - the proposal to approve the merger agreement and the merger, each as more fully described in the joint proxy statement/prospectus.	☐	☐	☐
2. NewBridge Merger-related Compensation Proposal - the proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of NewBridge may receive in connection with the merger pursuant to existing agreements or arrangements with NewBridge.	☐	☐	☐
3. NewBridge Adjournment Proposal - the proposal to adjourn the special meeting of shareholders, if necessary or appropriate, to solicit additional proxies in favor of the NewBridge Merger Proposal.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Special Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please be sure to sign and date this Proxy. Please sign exactly as your name(s) appear(s) above. When shares are held by joint owners, both should sign. When signing as an executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — NewBridge Bancorp

1501 HIGHWOODS BLVD., SUITE 400, GREENSBORO, NORTH CAROLINA 27410

This Proxy is solicited on behalf of the Board of Directors of NewBridge Bancorp ("NewBridge").

The undersigned hereby appoints the members of the Board of Directors of NewBridge, and each of them, as proxies (and if the undersigned is a proxy, as substitute proxies), with power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse, all the shares of NewBridge common stock held of record by the undersigned at the close of business on January 8, 2016 at the Special Meeting of Shareholders to be held on February 23, 2016 at 10:00 A.M., Eastern Time, at the Proximity Hotel, Weaver Room, 704 Green Valley Road, Greensboro, NC 27408 and at any adjournment(s) thereof.

This proxy when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR each of the Proposals. This Proxy is revocable prior to its exercise.

The shares represented by the accompanying proxy card will be voted at the Special Meeting if the proxy card is properly signed, dated and received by Computershare, NewBridge's transfer agent, prior to the time of the Special Meeting. If a shareholder is a participant in the Computershare Investment Plan (the "CIP") or a participant in the NewBridge Bank Employees' 401(k) Plan (the "401(k) Plan"), the proxy represents the number of shares in the shareholder's CIP account, the number of shares in the shareholder's account under the 401(k) Plan and the number of shares held of record directly by the shareholder. Shares allocated to participant accounts in the 401(k) Plan will be voted in accordance with the instructions received from participants who timely return their proxy cards to Computershare or timely indicate their voting instructions pursuant to the Internet or telephone voting procedures. Shares held under the 401(k) Plan for which no voting instructions are received will not be voted by the trustee. Shareholders' voting instructions will be held in strict confidence.

PLEASE VOTE, DATE AND SIGN, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

The undersigned acknowledge(s) receipt of Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus, dated ___________, 2016.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.